UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PACIRA BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 17, 2025, Pacira BioSciences, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

NEWS RELEASE

Pacira BioSciences Reaffirms Commitment to Enhancing Value for All Shareholders

-- $300 million aggregate share repurchase authorization--

-- Reinforces confidence in 5x30 plan –

-- Continued focus on margin expansion and operational efficiency --

BRISBANE, CA, April 17, 2025 (GLOBE NEWSWIRE) -- Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to deliver innovative, non-opioid pain therapies to transform the lives of patients, today reaffirmed its commitment to enhancing shareholder value by outlining a series of strategic actions designed to optimize operational performance and create sustainable, long-term value for shareholders.

The company has made meaningful progress advancing its 5x30 strategy to transition into an innovative biopharmaceutical organization and become a therapeutic area leader in musculoskeletal pain and adjacencies. The Board and management team see a clear path to achieving the following key objectives by 2030:

•	Treating more than 3 million patients per year;
•	Achieving a double-digit compounded annual growth rate for revenue;
•	Improving gross margins by 5 percentage points over 2024;
•	Expanding the company’s clinical pipeline with 5 novel programs in development; and
•	Establishing 5 new partnerships including pipeline and commercial agreements.

In addition to the 5x30 plan, today the company announced the following initiatives focused on enhancing value creation.

•	Repurchase Authorization. The Board of Directors has authorized a share repurchase program of up to an aggregate of $300 million with respect to the company’s common stock, under the same terms as the authorization announced on May 7, 2024 and replacing the prior authorization. The Pacira Board and management team remain committed to a diligent, strategic approach to repurchases that aligns with the company’s long-term objectives and enhances shareholder value. The share repurchase authorization expires at the end of December 2026.

•	Commitment to Efficiency and Margin Expansion. The Pacira Board and management team are committed to enhancing the company’s operational efficiency and expect to prioritize opportunities to drive margin expansion at the pre-tax net income level to further enhance value for shareholders.

Frank D. Lee, chief executive officer of Pacira BioSciences, said, “This increased share repurchase authorization underscores the Board’s confidence in Pacira’s growth strategy and our commitment to delivering value to shareholders. Our recently established EXPAREL exclusivity runway extends to 2039 and provides long-term visibility that empowers us to confidently execute our 5x30 strategy as we generate significant cash flow. We have already made significant progress implementing our value creation plan and remain focused on executing with discipline, positioning the company for growth and accelerating our transition into an innovative biopharmaceutical organization and therapeutic area leader in musculoskeletal pain and adjacencies. We look forward to building on our momentum and executing on our 5x30 strategy to accelerate long-term growth and drive innovation to transform how pain is managed.”

About Pacira

Pacira delivers innovative, non-opioid pain therapies to transform the lives of patients. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block, an adductor canal nerve block, and a sciatic nerve block in the popliteal fossa for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and iovera®º, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. The company is also advancing the development of PCRX-201, a novel locally administered gene therapy with the potential to treat large prevalent diseases like osteoarthritis. To learn more about Pacira, visit www.pacira.com.

Forward-Looking Statements

Any statements in this document about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to: Pacira’s board of directors, ‘5x30’, Pacira’s growth and business strategy; Pacira’s future outlook, Pacira’s intellectual property and patent terms, Pacira’s growth and future operating results and trends, Pacira’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, including Pacira’s plans with respect to the repayment of Pacira’s indebtedness, anticipated product portfolio, development programs, development of products, strategic alliances and other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. Pacira cannot assure you that its estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: the failure to realize the anticipated benefits and synergies from the acquisition of GQ Bio Therapeutics GmbH; risks associated with acquisitions, such as the risk that the acquired businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; Pacira’s manufacturing and supply chain, global and U.S. economic conditions (including inflation and rising interest rates), and Pacira’s business, including Pacira’s revenues, financial condition, cash flow and results of operations; the success of Pacira’s sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and Pacira’s ability to serve those markets; Pacira’s plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA and iovera°; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of U.S. Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; Pacira’s plans to evaluate, develop and pursue additional product candidates utilizing Pacira’s proprietary multivesicular liposome (“pMVL”) drug delivery technology; the approval of the commercialization of Pacira’s products in other jurisdictions; clinical trials in support of an existing or potential pMVL-based product; Pacira’s commercialization and marketing capabilities; Pacira’s ability to successfully complete capital projects; the outcome of any litigation; the recoverability of Pacira’s deferred tax assets; assumptions associated with contingent consideration payments; assumptions used for estimated future cash flows associated with determining the fair value of the Company; the anticipated funding or benefits of Pacira’s share repurchase program; and factors discussed in the “Risk Factors” of Pacira’s most recent Annual Report on Form 10-K and in other filings that it periodically makes with the SEC. In addition, the forward-looking statements included in this document represent Pacira’s views as of the date of this document. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such Pacira anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law, Pacira undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing Pacira’s views as of any date subsequent to the date of this document.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Pacira’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of Pacira’s most recent Annual Report on Form 10-K and in other filings that Pacira periodically makes with the SEC.

Important Additional Information Regarding Proxy Solicitation

Pacira intends to file a proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for Pacira’s 2025 annual meeting of stockholders (the “2025 Proxy Statement,” and such meeting the “2025 Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF PACIRA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING PACIRA’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive 2025 Proxy Statement (and any amendments or supplements thereto) and other documents filed by Pacira with the SEC, are, or will be when filed, available for no charge on the SEC’s website at http://www.sec.gov and on Pacira’s investor relations website at https://investor.pacira.com.

Participants in the Solicitation

Pacira, its directors, director nominees, certain of its executive officers and other employees may be deemed participants in the solicitation of proxies from stockholders in respect of the 2025 Annual Meeting. Information regarding the names of Pacira’s directors and executive officers and their respective interests in Pacira by security holdings or otherwise is set forth in Pacira’s proxy statement for the 2024 Annual Meeting of stockholders, filed with the SEC on April 22, 2024 (the “2024 Proxy Statement”). Please refer to the sections captioned “Director Compensation,” “Executive Compensation,” and “Stock Ownership Information” in the 2024 Proxy Statement. To the extent holdings of such participants in Pacira’s securities have changed since the amounts described in the 2024 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC:  Form 4, filed by Jonathan Slonin on June 5, 2024; Form 4, filed by Daryl Gaugler on June 5, 2024; Form 4, filed by Kristen Williams on June 5, 2024; Form 4, filed by Lauren Riker on June 5, 2024; Form 4, filed by Mark A. Kronenfeld on June 13, 2024; Form 4, filed by Laura Brege on June 13, 2024; Form 4, filed by Kristen Williams on June 13, 2024; Form 4, filed by Alethia Young on June 13, 2024; Form 4, filed by Mark Froimson on June 13, 2024; Form 4, filed by Daryl Gaugler on June 13, 2024; Form 4, filed by Abraham Ceesay on June 13, 2024; Form 4, filed by Michael J. Yang on June 13, 2024; Form 4, filed by Marcelo Bigal on June 13, 2024; Form 4, filed by Christopher Christie on June 13, 2024; Form 4, filed by Jonathan Slonin on June 13, 2024; Form 4, filed by Lauren Riker on June 13, 2024; Form 4, filed by Jonathan Slonin on July 3, 2024; Form 4, filed by Daryl Gaugler on July 3, 2024; Form 4, filed by Jonathan Slonin on August 2, 2024; Form 4, filed by Marcelo Bigal on August 12, 2024; Form 4, filed by Mark Froimson on August 12, 2024; Form 4/A, filed by Marcelo Bigal on August 13, 2024; Form 4, filed by Frank D. Lee on August 13, 2024; Form 4, filed by Michael J. Yang on August 14, 2024; Form 4, filed by Laura Brege on August 19, 2024; Form 4, filed by Marcelo Bigal on August 19, 2024; Form 4, filed by Daryl Gaugler on September 13, 2024; Form 3, filed by Shawn Cross on October 23, 2024; Form 4, filed by Shawn Cross on November 5, 2024; Form 4, filed by Daryl Gaugler on December 16, 2024; Form 4, filed by Lauren Riker on January 6, 2025; Form 4, filed by Daryl Gaugler on January 6, 2025; Form 4, filed by Jonathan Slonin on January 6, 2025; Form 4, filed by Frank D. Lee on January 6, 2025; Form 3, filed by Brendan Teehan on January 28, 2025; Form 4, filed by Lauren Riker on February 4, 2025; Form 4, filed by Brendan Teehan on February 4, 2025; Form 4, filed by Frank D. Lee on February 4, 2025; Form 4, filed by Kristen Williams on February 4, 2025; and Form 4, filed by Jonathan Slonin on February 4, 2025. Additional information can also be found in Pacira’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025. Details concerning potential participants in the solicitation, including Pacira’s director nominees for election at the 2025 Annual Meeting, will also be included in the 2025 Proxy Statement. These documents, including the definitive 2025 Proxy Statement (and any amendments or supplements thereto) and other documents filed by Pacira with the SEC, are, or will be when filed, available for no charge on the SEC’s website at http://www.sec.gov and on Pacira’s investor relations website at https://investor.pacira.com.

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Investor Contact: Susan Mesco, (973) 451-4030 susan.mesco@pacira.com	Media Contact: Sara Marino, (973) 370-5430 sara.marino@pacira.com